CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement No. 33-31675 on Form N-1A of John Hancock California Tax-Free Income Fund of our report dated October 7, 2005 referenced in the Annual Report of John Hancock California Tax-Free Income Fund for the year ended August 31, 2006. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.


/s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 27, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 18, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Reports to Shareholders of John Hancock California Tax-Free Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2006